SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2010

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, Bluegreen Corporation (the “Company”) entered into a non-binding term sheet to refinance and consolidate its outstanding debt to Wachovia Bank, N.A. (“Wachovia”), which consisted of various notes payable collateralized by certain of the Company’s timeshare resorts as well as a line-of-credit issued by Wachovia in favor of the Company. On April 30, 2010, the Company and Wells Fargo Bank, N.A., the parent company of Wachovia (“Wells Fargo”), entered into a definitive agreement which amended, restated and consolidated the Company’s notes payable to Wachovia and the line-of-credit issued by Wachovia into a single term loan with Wells Fargo (the “Wells Fargo Term Loan”). As described in the table below, the notes payable and line of credit which were consolidated into the Wells Fargo Term Loan had a total outstanding balance of $36.4 million as of April 30, 2010. In connection with the closing of the Wells Fargo Term Loan, the Company made a principal payment of $0.4 million, reducing the balance to $36.0 million, and paid accrued interest on the existing Wachovia debt. The Wells Fargo Term Loan is scheduled to mature on April 30, 2012 and bears interest at 30-day LIBOR + 6.87%. Principal payments will be effected through agreed-upon release prices as real estate collateralizing the Wells Fargo Term Loan is sold, subject to minimum required amortization of $5.2 million in 2010, $10.6 million in 2011 and $20.2 million in 2012.

In addition to the resort projects previously pledged as collateral for the various notes payable to Wachovia, the Company pledged additional timeshare interests, resorts real estate and the residual interests in certain of the Company’s sold VOI notes receivables as collateral for the Wells Fargo Term Loan. Wells Fargo has the right to receive as additional collateral the residual interest in one future transaction which creates such a retained interest. The Wells Fargo term Loan contains certain financial and non-financial covenants that we believe are typical to these types of transactions.

Information regarding the notes payable to Wachovia and line-of-credit issued by Wachovia that were refinanced by the Wells Fargo Term Loan is set forth below ($ in thousands):

	Balance (1)	Maturity Date(1)	Borrowing Rate (1)

Williamsburg Patrick Henry	$10,480	April 30, 2010	30 day LIBOR + 2.35
Williamsburg Liberty Inn	4,000	July 31, 2010	30 day LIBOR + 2.35
Club La Pension	3,664	June 10, 2012	30 day LIBOR + 2.35
Rocky River Preview Center	3,731	May 1, 2026	30 day LIBOR + 2.00
Wachovia Line-of-Credit	14,500	April 30, 2010	30 day LIBOR + 1.75
Total	$36,375

(1)	Represents the outstanding balance, maturity date and borrowing rate, as the case may be, of the debt immediately prior to the closing of the Wells Fargo Term Loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

BLUEGREEN CORPORATION

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President, Chief Financial Officer and Treasurer